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                                                                     Exhibit 3.1

[LOGO] Ashurst Morris Crisp

       The Companies Acts 1985 to 1989

       Memorandum and Articles
       of Association of
       Smith & Nephew Group plc

       Public Company Limited by Shares
       (Incorporated on 8 January 2002)

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(No. 4348753)

The Companies Acts 1985 to 1989

Memorandum of Association of
Smith & Nephew Group plc

Public Company Limited by Shares
(amended by written resolution on 23 April 2003)


1.     The name of the Company is "Smith & Nephew Group plc".

2.     The Company is to be a Public Company.

3. The registered office of the Company will be situated in England and Wales.

4.     The objects for which the Company is established are:

4.1 To invest the capital or other monies of the Company in and to acquire (by purchase, lease, concession, grant, licence or otherwise) and to hold, manage, develop, lease, sell or otherwise dispose of or deal in such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit in any part of the world; and to vary any of the investments of the Company, and to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and business of every description and generally to carry on the business of a holding and investment company.

4.2 To acquire and hold, sell, dispose of and deal in shares, stocks, debentures, debenture stocks, bonds, obligations and securities, issued or guaranteed by any company constituted or carrying on business in the United Kingdom, or in any dependency, or possession thereof, or in any foreign country, and debentures, debenture stocks, bonds, obligations, and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad.

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4.3    To carry on business as merchants, capitalists and financiers, and to undertake and carry on all kinds of financial, commercial, trust, loan, agency and other operations, and to provide money to or for any other company, association or firm in which the Company may hold shares or other interests.

4.4 To carry on all or any of the businesses of chemists, druggists, dealers in and manufacturers of surgical and sanitary appliances, substances, dressings and instruments, perfumers, drysalters, oil and colourmen, importers, exporters, manufacturers of and dealers in pharmaceutical, medicinal, chemical, industrial and other preparations and articles, compounds, cements, oils, plastics and other synthetic substances, paints, pigments and varnishes, drugs, dyeware, paint and colour grinders, printers, general and forwarding agents and insurance brokers, and buyers and sellers of goods of all kinds, makers of and dealers in proprietary articles of all kinds, and of electrical, chemical, photographic, surgical and scientific apparatus and materials, manufacturers of and dealers in automatic distributing machines and makers and vendors of dental articles and dental substances of all kinds.

4.5 To carry on the business of manufacturers, purchasers, and sellers of all kinds of cellulose , cotton, linen, woollen and paper goods, and also manufacturers, purchasers and sellers of all kinds of substitutes for cellulose, cotton, linen, wool and paper and articles made therefrom, spinners and weavers, bleachers, dyers, raisers and finishers, manufacturers, buyers and sellers of cotton, linen ad woollen clothing, of every description, an substitutes for cotton, linen and woollen clothing, packers, Manchester warehousemen and agents, and wholesale and retail dealers of and in textile fabrics of all kinds, manufacturers, buyers and sellers of and dealers in piece goods, dressings and appliances of every description.

4.6 To manufacture, buy, sell and deal in mineral waters, wines, cordials, liqueurs, syrups, and beverages of every kind, also in soups, broths, and other restoratives or food or drink especially those suitable or deemed o be suitable for children, invalids, convalescents and others and generally to carry on any business associated with the promotion of health and health related products.

4.7 To carry on the manufacture and sale of medicines and preparations, and generally to carry on the business of manufacturers, buyers and sellers of an dealers in all kinds of medicines, medical preparations and drugs whatsoever, including optical related products ad substances.

4.8 To buy, sell, manufacture, refine, manipulate, import, export and deal in substances apparatus and things capable of being used in any such businesses as aforesaid or required by any customers of or persons having dealings with the Company either by wholesale or retail.

4.9 To promote development and research into areas of high technology and advanced scientific content with a view to the promotion and advancement of the company's activities into new areas of business.

4.10 To make or do or assist in making or doing such arrangements or things as may be considered desirable with the view of causing the businesses of any such companies,

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       associations, or firms to be carried on economically or profitably or of promoting the success thereof, to receive the monies, dividends or other interests to which, as holders of such shares and other interests the Company will become entitled, and generally to exercise the rights, enjoy the privileges and fulfil the objections of Members or debenture or debenture stockholders of and in the said companies, associations or firms.

4.11 To assist, promote, establish, and contribute to, manage, control or support, sick funds and any associations or institutions for providing upon any terms or conditions, medicines, drugs, medical and surgical preparations and apparatus, and restoratives, food or drink, during sickness or illness.

4.12 To adopt such means as may seem expedient for making known the products of the Company or the commodities in which the Company has power to deal, and in particular by advertising by circulars, by the purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

4.13 To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any business which the Company is authorised to carry on, or may seem to the Company calculated directly or indirectly to benefit the Company, or to enhance the value of or render profitable any of the Company's properties or rights.

4.14 To acquire and carry on all or any part of the business or property, and to undertake any liabilities of any person, firm, association or company possessed of property suitable for any of the purposes of the Company, or carrying on any business which the Company is authorised to carry on, and upon any terms and for any consideration of the issue of shares, stocks or obligations of the Company.

4.15 To enter into partnership or into any arrangement for sharing profits, union of interest, joint adventure, reciprocal concessions or co-operation with any person or company carrying on, engaged in, or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to take or otherwise acquire and hold, sell, re-issue or otherwise deal with shares or stock in or securities or obligations of, and to subsidise or otherwise assist any such person or company.

4.16 To guarantee the payment of money secured by, or payable under or in respect of, or the performance of, bonds, debentures, debenture stock, shares, contracts, mortgages, charges, obligations and securities of any company, corporation or society, or of any authority, supreme, municipal, local or otherwise, or of any person whomsoever, whether corporate or unincorporate including in particular (but without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary company of the Company, or a company of which the Company is for the time being a subsidiary company, as defined by Section 154 of the Companies Act 1948.

4.17 To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, rights or privileges which the Company may think suitable or

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       convenient for any purposes of its business; and to erect, construct and equip buildings and works of all kinds.

4.18 To apply for, purchase or otherwise acquire any patents, licences and like rights, conferring an exclusive or non-exclusive or limited right to us, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, grant licences in respect of, or otherwise turn to account the rights and information so acquired.

4.19 To purchase, subscribe for or otherwise acquire and to hold the shares, stocks or obligations of any company in the United Kingdom or elsewhere, and upon a distribution of assets or division of profits to distribute any such shares stocks or obligations amongst the Members of this Company in kind.

4.20 To undertake the office of trustee, executor, administrator, committee, manager, attorney, delegate, substitute, treasurer and any other offices or situations of trust or confidence, and to perform and discharge the duties and functions incident thereto, and generally to transact all kinds of trust and agency business either gratuitously or otherwise.

4.21 To act as secretaries, registrars and agents, commercial or otherwise, office managers or managing agents for any company, authority or body, whether limited or unlimited, and to keep for any such company, authority or body any register relating to any stocks, funds, shares or securities, or to undertake any duties in relation to the registration of transfers and the issue of certificates or otherwise.

4.22 To borrow or raise or secure the payment of money, and for those or other purposes including in particular (but without prejudice to the generality of the foregoing) as collateral security for any guarantee given by the Company or for any obligation of any subsidiary company of the Company for the time being or of any company of which the Company is for the time being a subsidiary company, as defined by Section 154 of the Companies Act, 1948, or for any company in which the Company has an interest to mortgage or charge the undertaking and all or any part o the property and rights of the Company, present or after acquired, including uncalled capital, and to create, issue, make, draw, accept and negotiate perpetual or redeemable debentures or debenture stock, bonds or other obligations, bills of exchange, promissory notes or other negotiable instruments.

4.23 To lend money to such persons or companies upon such terms and subject to such conditions as may seem expedient.

4.24 To sell, let, develop, dispose of or otherwise deal with the undertaking, or all or any part of the property of the Company, upon any terms, with power to accept as the consideration any shares, stocks, or obligations of or interest in any other company.

4.25 To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising

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       money for the Company and the issue of its capital, including brokerage and commissions for obtaining shares, debentures or debenture stock, and to apply at the cost of the Company to Parliament for any extension of the Company's powers.

4.26 To enter into any arrangements with any governments or authority, supreme, municipal, local or otherwise, and to obtain from any such government or authority any rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

4.27 To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension provident or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid , and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable, educational or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

4.28 To promote any company or companies for the purpose of its or their acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company, and to pay all the expenses of or incident to such promotion.

4.29   (a)  To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any such other company, or who are or were at any time trustees of any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary, undertaking or pension fund; and

       (b) to such extent as may be permitted by law otherwise to indemnify or to exempt any such persons against or from any such liability; for the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

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4.30   To carry out all or any of the foregoing objects as principals or agents, or in partnership or conjunction with any other person, firm, association or company, or by means of any subsidiary or associated company, and in any part of the world.

4.31 To do all such other things as the Company may deem incidental or conducive to the attainment of any of the aforesaid objects of the Company.

       And it is hereby declared that the word "Company" or "Companies", save where used in reference to this Company in this clause, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and the intention is that the objects specified in any paragraph of this clause shall, except where otherwise expressed in such paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or by the name of the Company.

5.     The liability of the Members is limited.

6. The share capital of the Company is *(Pounds)50,000, divided into 3 ordinary shares of (Pounds)1 each, 13,298 non-redeemable cumulative preference shares of (Pounds)1 each and 36,699 cumulative redeemable preference shares of (Pounds)1 each.

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Note:

* Since the adoption of the Memorandum the capital of the company been altered as follows:

       On 22 April 2003, the date of adoption of the Memorandum of Association, each of the 3 ordinary shares was subdivided, and each of the non-redeemable cumulative preference shares and the cumulative redeemable preference shares was reclassified and subdivided, into 8 ordinary shares of 12 1/2 pence each.

       On 22 April 2003, the share capital was increased to (Pounds)210,000,000 by the creation of 1,679,600,000 ordinary shares of 12 1/2 pence each.

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